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                                                                   Ex - 99(p)(4)

                         ALTRINSIC GLOBAL ADVISORS, LLC

                                 CODE OF ETHICS

                           (BEST PRACTICES--ANNOTATED)

                                Adopted 11/01/04

                         Amended 12/1/05; 3/1/06; 5/3/06

I.   INTRODUCTION

High ethical standards are essential for the success of Altrinsic and to maintain the confidence of clients and investors in investment funds managed by Altrinsic ("clients"). Altrinsic's long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of Altrinsic, including directors, officers and employees of Altrinsic must put the interests of Altrinsic's clients before their own personal interests and must act honestly and fairly in all respects in dealing with clients. All personnel of Altrinsic must also comply with all Federal Securities Laws.

In recognition of the Advisor's fiduciary duty to its clients and Altrinsic's desire to maintain high ethical standards, Altrinsic has adopted this Code of Ethics (the "Code") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Advisers Act of 1940 (the "Advisers Act"). The Code contains provisions designed to (1) prevent improper personal trading by Access Persons of Altrinsic; (2) identify conflicts of interest; and (3) provide a means to resolve any actual or potential conflict of interest.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by Altrinsic. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code.

II.  DEFINITIONS

     1. Access Person means any Supervised Person (i) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any Reportable Fund or (ii) who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

          NOTE: For purposes of this Code, all Supervised Persons are considered Access Persons.

     2. Automatic Investment Plan means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     3. Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

     4. Federal Securities Laws mean the Securities Act of 1993, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-

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          Leach Bliley Act, any rules adopted by the Securities and Exchange
          Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder.

     5. Initial Public Offering or IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

     6. Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of the Securities Act of 1933 or to rules 504, 505 or 506 under the Securities Act of 1933.

     7. Personal Account means any account in which an Access Person has any Beneficial Ownership.

     8. Reportable Security means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (iii) Shares issued by money market funds;

          (iv) Shares issued by open-end funds other than Reportable Funds and exchange-traded funds; and

          (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

     9. Reportable Fund means any registered investment company for which Altrinsic serves as investment adviser or whose investment adviser or principal underwriter controls Altrinsic, is controlled by Altrinsic or is under common control with Altrinsic.

     10. Restricted Security means any security that (i) a client owns or is in the process of buying or selling or (ii) Altrinsic is researching, analyzing or considering buying or selling for a client

     11. Supervised Person means any partner, officer, director, member or employee of Altrinsic, or other person who provides investment advice on behalf of Altrinsic and is subject to the supervision and control of Altrinsic.

III. APPLICABILITY OF CODE OF ETHICS

     Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons.

          A Personal Account also includes an account maintained by or for:

               -    An Access Person's spouse and minor children;

               - Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

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               -    Any persons to whom the Access Person provides primary
                    financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

               - Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

               - Any partnership, corporation or other entity in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control.(1)

     A comprehensive list of all Access Persons and Personal Accounts will be maintained by Altrinsic's Compliance Officer.

IV.  RESTRICTIONS ON PERSONAL INVESTING AND OTHER ACTIVITIES

     1. General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions by Access Persons may be effected ONLY in accordance with the provisions of this Section.

     2. General Prohibition on Personal Trading. Except for sale transactions that have been precleared pursuant to Section IV.3. below, Access Persons are prohibited from engaging in personal securities transactions in Reportable Securities. This prohibition includes the acquisition of Beneficial Ownership of Reportable Securities offered through IPOs and Limited Offerings.

     3. Preclearance of Sale Transactions in Personal Account. An Access Person MUST OBTAIN THE PRIOR WRITTEN APPROVAL of the Compliance Officer before engaging in any transaction involving the disposition or sale of any Reportable Security held in a Personal Account prior to the person's date of hire. Such sale transactions include dispositions of Reportable Securities through IPOs and Limited Offerings.

          The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by completing the Preclearance Form and submitting it to the Compliance Officer in advance of the contemplated transaction. A Preclearance Form is attached as Attachment A. Generally, any security appearing on the list of Restricted Securities will not be approved for personal trading.

          Any approval given under this paragraph will remain in effect for 24 hours.

     4. Service on Boards of Directors. A Supervised Person shall not serve as a director (or similar position) on the board of any company unless the Supervised Person has received written approval from the Compliance Officer and Altrinsic has adopted policies to address such service.

     5. Gifts. Supervised Persons are prohibited from accepting any gift greater than $100 in value

----------
(1) The limited partnerships for which Altrinsic serves as general partner and/or investment adviser will not be treated as Personal Accounts. For purposes of the Code, the limited partnerships will be treated as client accounts.

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          from any person or company that does business with Altrinsic or a private investment vehicle managed by Altrinsic. Unsolicited business entertainment, including meals or tickets to cultural and sporting events are permitted if they are not so frequent or of such high value as to raise a question of impropriety.

V.   EXCEPTIONS FROM PRECLEARANCE PROVISION (SECTION IV.3.)

     The requirements of Section IV.3. of the Code shall not apply to the following:

1.   Sales of Reportable Securities which are part of an Automatic Investment
     Plan;

2. Sales of Reportable Securities that are non-volitional on the part of the Access Person such as sales that are made pursuant to a merger, tender offer or exercise of rights;

3. Sales of Reportable Securities effected in, and the holdings of, any account over which the Access Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.  REPORTING

     1. Quarterly Transactions Reports. Not later than ten (10) days after the end of each calendar quarter, each Access Person must submit a written report ("Quarterly Transaction Report"), a form of which is attached hereto as Attachment B, to the Compliance Officer regarding any transaction during the previous calendar quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership.

          (A) In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) The price of the Reportable Security at which the
                    transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected;

               (v)  The date that the report is submitted by the Access Person;
                    and

               (vi) With respect to any account established by the Access Person in which any Reportable Securities were held during the previous quarter for the direct or indirect benefit of the Access Person (i.e., Personal Account):

                    (a) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (b)  The date the account was established; and

                    (c) The date that the report is submitted by the Access Person.

          (B) In lieu of providing Quarterly Transaction Reports, an Access Person may direct his or

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               her brokers or custodians or any persons managing the Access
               Person's accounts in which any Reportable Securities are held (i.e., Personal Accounts) to supply the Compliance Officer with
               (i) duplicate copies of securities trade confirmations ("Broker's Confirmations") within ten (10) days after a transaction on behalf of the Access Person, and (ii) the Access Person's quarterly brokerage or account statements within ten (10) days after the end of each calendar quarter. Such confirmations and statements must contain the information required to be reported in the Quarterly Transaction Reports.

          (C) If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report. The report must indicate that there were no reportable transactions during the quarter.

     2. Annual Holdings Reports. By January 31 each year, each Access Person must submit to the Compliance Officer a signed and dated Annual Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

          (A) The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (B) The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account); and

          (C)  The date that the report is submitted by the Access Person.

     3. Initial Holdings Reports. No later than ten (10) days after commencement of employment with Altrinsic, each Access Person must submit to the Compliance Officer a signed and dated Initial Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

          (A) The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (B) The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account); and

          (C)  The date that the report is submitted by the Access Person.

     4.   Exceptions to Reporting Requirements.

          (A) An Access Person need not submit any report with respect to transactions effected for and Reportable Securities held in accounts over which the Access Person has no direct or indirect influence or control.

          (B) An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

     5. Supervised Persons must report immediately any suspected violation of the Code to the Compliance Officer.

VII. RECORDKEEPING

     The Compliance Officer shall maintain records in the manner and extent set forth below, and

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     these records shall be available for examination by representatives of the
     Securities and Exchange Commission:

     1. a copy of the Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     2. a record of any violation of the Code and of any action taken as a result of such violation shall be preserved for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an easily accessible place;

     3. a copy of (i) each written acknowledgement of receipt of the Code for each person who is currently, or within the past five years was, a Supervised Person and (ii) each report made by an Access Person pursuant to the Code, and any brokerage confirmations and statements submitted in lieu of Quarterly Transaction Reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place;

     4. a list of all Access Persons who are required, or within the past five years have been required, to make reports under the Code, and all persons who are responsible for reviewing such reports pursuant to the Code shall be maintained in an easily accessible place;

     5. a copy of any report furnished to the board of any registered investment company to which Altrinsic provides advisory services pursuant to Section VIII below shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place; and

     6. a record of any decision and supporting reasons for approving a preclearance request for at least five years after the end of fiscal year in which the approval is granted.

VIII. REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES

     No less frequently than annually, Altrinsic will furnish the Board of Directors or Trustees of any registered investment company (the "Board") to which Altrinsic provides advisory services with a written report that:

     1. describes any issues arising under this Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     2. certifies that Altrinsic has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

IX.  OVERSIGHT OF CODE OF ETHICS

     1. Acknowledgment. The Compliance Officer shall annually distribute a copy of the Code of Ethics to all Supervised Persons. The Compliance Officer will also distribute promptly all amendments to the Code. All Supervised Persons are required annually to sign and acknowledge their receipt of the Code (and any amendments) by signing the form of acknowledgment attached as Attachment D or such other form as may be approved by the Compliance Officer.

     2. Review of Transactions. Each Access Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Restricted Securities. Any Access Person transaction that is believed to be a violation of this Code of Ethics will be reported promptly to the management of Altrinsic. The Director

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          of Investments of Altrinsic will review the Compliance Officer's transactions and preclearance requests.

     3. Sanctions. Altrinsic's management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, fines, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

     4. Reports to the Board. Altrinsic shall report to the Board of Directors or Trustees of any registered investment company (the "Board") to which Altrinsic provides advisory services, any violation of the Code. Any person suspected of violating this Code may be called upon to explain the circumstances surrounding his or her non-clerical violation for evaluation by the Board.

     5. Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Supervised Person or any personal securities transaction of an Access Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client and is consistent with the requirements of Rule 17j-1 and Rule 204A-1. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

     6. ADV Disclosure. The Compliance Officer shall ensure that Altrinsic's Form ADV (1) describes the Code on Schedule F of Part II and (2) offers to provide a copy of the Code to any client or prospective client upon request.

X.   CONFIDENTIALITY

     All reports of personal securities transactions and any other information filed pursuant to the Code shall be treated as confidential to the extent permitted by law.

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                                                                    ATTACHMENT A

                         ALTRINSIC GLOBAL ADVISORS, LLC

                                PRECLEARANCE FORM

             FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Preclearance Form prior to engaging in any sale transaction (unless excepted by the Code of Ethics).

INVESTMENT INFORMATION

Issuer: ______________________________

Equity Investments: _____________ Cmn _____ Pfd

Number of shares _____________________

Debt Investments
Interest rate: _______________________
Maturity date: _______________________

TRANSACTION INFORMATION

Transaction Type (please circle): Sale

Estimated Trade Date: ________________
Estimated Price: _____________________
Broker/Dealer: _______________________

Is the investment an initial public offering?                       [ ] Y [ ] N

Is the investment a private placement or investment opportunity of
limited availability?                                               [ ] Y [ ] N

Number of transactions over the last 30 day period? ___________________________

REPRESENTATION AND SIGNATURE

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for 24 hours from the time of the Compliance Officer's signature.

Employee Name (please print)


-------------------------------------   ----------------------------------------
Employee Signature                      Date

DISPOSITION OF PRECLEARANCE REQUEST

Approved ____________________________   ____________________

Denied ______________________________

Compliance Officer

_____________________________________
Date

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                                                                    ATTACHMENT B

                         ALTRINSIC GLOBAL ADVISORS, LLC

                      QUARTERLY TRANSACTIONS REPORTING FORM

                 For the Calendar Quarter Ended: ______________

During the quarter referred to above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code. (Attach additional pages if necessary.)

                                                    Interest   Dollar
Security   Symbol/Cusip   Shares/Units   Maturity     Rate     Amount   Purchase/Sale/Other   Price   Date   BD or Bank
--------   ------------   ------------   --------   --------   ------   -------------------   -----   ----   ----------


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) other transactions not required to be reported.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of Altrinsic, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Altrinsic.

I certify that I have reported on this form (i) all transactions in Reportable Securities in which I had any direct or indirect Beneficial Ownership during the period covered by this report and (ii) any accounts established during the period covered by this report.

--------------------------------------------------------------------------------
Supervised Person Print or Type Name


-------------------------------------   ----------------------------------------
Signature                               Date

--------------------------------------------------------------------------------
Compliance Review Print or Type Name


-------------------------------------   ----------------------------------------
Signature                               Date

Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                                                    ATTACHMENT C

                          ALTRINSIC GLOBAL ADVISORS LLC

                 INITIAL HOLDINGS REPORT/ANNUAL HOLDINGS REPORT

To:        Compliance Officer

From:      [Access Person]

Subject:   Personal Securities Holdings

     Pursuant to the Code, each Access Person must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which such Access Person has a direct or indirect Beneficial Ownership (as defined in the Code).

     Each Access Person is required to complete the form below and return it to the Compliance Officer. If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became an Access Person. If this is an Annual Holdings Report, it must be submitted no later than January 31 each year with respect to the Access Person's holdings for the preceding year. The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

          Title & Amount of Security              Name of Broker,
       (including exchange ticker symbol          Dealer or Bank
       or CUSIP number, number of shares   Maintaining Account At Which
Date         and principal amount)         Any Securities are Maintained
----   ---------------------------------   -----------------------------


(I have attached additional pages if required)

     I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above.


Signed:
        --------------------------------
Print Name:
            ----------------------------
Date:
      ----------------------------------

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                                                                    ATTACHMENT D

                                 CODE OF ETHICS

                                 ACKNOWLEDGEMENT

     I hereby acknowledge receipt of the Altrinsic Global Advisors, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

     I also confirm that I have instructed all brokerage firms where I maintain an account to supply duplicate copies of my quarterly brokerage account statements to the Compliance Officer.


Date:
      -------------------------------   ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Print Name)